Exhibit 99

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contacts:	Scott A. Everson	Randall M. Greenwood
	President and CEO	Senior Vice President, CFO and Treasurer
	(740) 633-0445, ext. 6154	(740) 633-0445, ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:	1:00 p.m. July 29, 2020

United Bancorp, Inc. Reports on its Earnings for the Six Months Ended June 30, 2020

MARTINS FERRY, OHIO ◆◆◆ United Bancorp, Inc. (NASDAQ: UBCP) reported diluted earnings per share of $0.57 and net income of $3,254,000 for the six months ended June 30, 2020, as compared to $0.57 and $3,260,000, respectively, for the corresponding six-month period in 2019. The Company’s diluted earnings per share for the three months ended June 30, 2020 was $0.29 as compared to $0.29 for the same period in the previous year. Even though the Company achieved the same level of earnings on a year-over-year basis, year-to-date earnings were negatively impacted by a higher provision for loan losses in recognition of the unprecedented economic environment in which it is presently operating due to the global Covid-19 pandemic.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “In light of current events, we are pleased to report on our overall solid financial performance for both the most recently ended quarter and the six months ended June 30, 2020. As noted above, our Company achieved diluted earnings per share of $0.29 for the second quarter of 2020 and $0.57 year-to-date— which was the same for both corresponding periods the previous year— even though we booked an additional $1,761,000 of loan loss provision to give proper recognition to the risks posed to our Company by the continuing COVID-19 pandemic. Contributing to our achievement of a sound level of earnings this past quarter was the solid growth that our Company experienced in its earning assets on a year-over-year basis. Year-over-year, gross loans increased by $20.5 million, or 4.8%, and securities and other restricted stock increased by $30.3 million or 18.3%. This strong growth in our earning assets, along with robust loan fee generation during the first six months of this year, led to an increase in total interest income of $1.3 million, or 10.1%, over the previous year. As we have formerly disclosed, our Company started to position its balance sheet to be more liability sensitive over the course of the past year in response to the FOMC’s sudden change in the direction of monetary policy, which helped to control overall interest expense levels. Even with this change, interest expense did increase by $436,000 over last year’s level. But, with our focus on both growing assets and aggressively managing our sensitivity, our Company saw a year-over-year increase in its net interest income of $868,000 or 8.4%. As of June 30, 2020, our Company’s net interest margin was 3.52%, which compares favorably to our peer.”

Greenwood continued, “Even though we fully realize that the continuing pandemic situation has the potential to change our qualitative metrics relating to credit, we have successfully maintained overall strength and stability within our loan portfolio as of June 30, 2020. Year-over-year, our Company continues to have very solid credit quality-related metrics supported by a relatively low level of nonaccrual loans and loans past due 30 plus days, which were $2.0 million, or 0.43 percent of total loans, at quarter end versus $3.3 million and 0.79 percent, respectively, the previous year. Further, net loans charged off, excluding overdrafts, was $162,000, or .07% annualized. With our additional provision for loan losses this past quarter, our total allowance for loan losses increased forty basis points over the course of the past twelve months to a level of 0.90% and our total allowance for loan losses to nonaccrual loans was 254.2%, both of which are up significantly year-over-year. We are committed under the present situation with which we are confronted to closely work with our valued loan customers to keep their loans current by adopting payment relief practices fully supported by present regulatory and accounting guidance. We are hopeful that these positive actions will allow our customers to weather this present storm and our Company to maintain overall sound credit quality. Toward the end of the most recent quarter, we have started to see a large percentage of our loan customer base that received some level of payment relief begin to resume contractual payments on their loans. We are hopeful that this current trend will continue over the course of the remainder of the year; but, being realistic, we firmly recognize that our credit quality metrics could become worse if our economy does not normalize in the near term.” Greenwood further stated, “Our Company continues to have very sound levels of capital. As previously announced in the second quarter of last year, we enhanced our capital levels by issuing $20.0 million in subordinated debt at very favorable terms. Even though this capital is only measured at the bank-level, it has provided some very welcome cushion during these very challenging times. Overall, our Company saw shareholder’s equity grow by $9.0 million, or 15.8%, year-over-year, and its book value increase by $1.69 or 17.4%.”

Scott A. Everson, President and CEO stated, “As our Company continues to navigate through these very uncertain times, we are extremely grateful to report on our level of quarterly and six month earnings for 2020. Even though the earnings that we achieved for both of these periods equaled those realized last year when we had a record year, we continue to posture our Company for a longer duration downturn due to the negative macroeconomic forces with which we are presently confronted related to the impacts of the COVID-19 pandemic on both our domestic and world economies. Accordingly, we did sell some investment securities in the most recently ended quarter, which led to a gain of $1.18 million. With the present gain position that we have within our investment portfolio, we felt a partial monetization of this gain was prudent under the current circumstances in order to further build our allowance for loan losses to protect our Company. On a year-over-year basis, our allowance for loan losses has increased by $1.873 million or 87.4%.” Everson continued, “We are somewhat encouraged by the continuing strong performance of our overall loan portfolio; but, we firmly realize that some of the potential risk within this portfolio could be masked due to present payment relief practices and government stimulus support which ultimately will go away. Only time will truly tell how great this potential risk is for our Company and all financial institutions.” Everson further stated, “We are comforted to know that our Company continues to be well capitalized under regulatory and industry guidelines, which should help us weather any storm that may confront us. In addition, our Company has always had a long-term view, predicated on sound underwriting practices, superior customer service and prudent liquidity and capital management, which has served us well through various operating environments. We are confident that this operating philosophy will, once again, prove to be sound as we support our customers and work through this present crisis; therefore, protecting our shareholder value.”

Everson concluded, “Our thoughts and prayers continue to go out to everyone as we work through the challenges presented to all of us by this horrible and unprecedented COVID-19 pandemic. Our number one priority continues to be protecting the health and welfare of our team members and customer base, while delivering the highest quality of service possible under the circumstances. We are blessed to have both systems and personnel capable of enacting quick change in our delivery, which has led to results that are similar to those when we are fully functional as a community bank. From an operating perspective, our Company was able to get back to some semblance of normalcy during the latter part of the second quarter as we reopened our lobbies and, once again, began in-person banking without a scheduled appointment. Although we are now open to the public once again, we are taking extreme precautions in our operations by following strict and evolving guidance provided by both governmental and health department authorities. We are truly blessed to have an extremely caring and resilient team of employees that continue to provide a high level of service while operating on a more restricted basis. It is only through the diligence of our team members that we have been able to produce the operating results that we have during the first six months of 2020. For this, our team is to be commended and I am extremely proud of their fortitude!”

As of June 30, 2020, United Bancorp, Inc. has total assets of $701.3 million and total shareholder’s equity of $66.0 million. Through its single bank charter, Unified Bank, the Company currently has nineteen banking offices that serve the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Jefferson and Tuscarawas. The Company also operates a Loan Production Office in Wheeling, WV. United Bancorp, Inc. trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

United Bancorp, Inc. (“UBCP”)

	For the Three Months Ended June 30,				%	$
	2020		2019		Change	Change
Earnings
Interest income on loans	$5,162,032		$5,109,571		1.03%	$52,461
Loan fees	262,967		288,302		-8.79%	$(25,335)
Interest income on securities	1,524,563		1,250,230		21.94%	$274,333

Total interest income	6,949,562		6,648,103		4.53%	$301,459
Total interest expense	1,426,867		1,468,420		-2.83%	$(41,553)

Net interest income	5,522,695		5,179,683		6.62%	$343,012
Provision for loan losses	1,408,000		120,000		1073.33%	$1,288,000
Net interest income after provision for loan losses	4,114,695		5,059,683		-18.68%	$(944,988)
Service charges on deposit accounts	670,712		693,487		-3.28%	$(22,775)
Net realized gains on sale of available-for-sale securities	1,180,863		—		N/A	$1,180,863
Net realized gains on sale of loans	40,338		9,286		334.40%	$31,052
Other noninterest income	263,091		244,278		7.70%	$18,813
Total noninterest income	2,155,004		947,051		127.55%	$1,207,953
Total noninterest expense	4,578,268		4,171,876		9.74%	$406,392

Earnings before income taxes	1,691,431		1,834,858		-7.82%	$(143,427)

Income tax expense	16,533		188,033		-91.21%	$(171,500)

Net income	$1,674,898		$1,646,825		1.70%	$28,073

Per share
Earnings per common share - Basic	$0.29		$0.29		0.00%
Earnings per common share - Diluted	0.29		0.29		0.00%
Cash dividends paid	0.1425		0.1350		5.56%

Shares Outstanding
Average - Basic	5,466,035		5,520,259		—
Average - Diluted	5,466,035		5,520,259		—

	For the Six Months Ended June 30,				%	$
	2020		2019		Change	Change
Earnings
Interest income on loans	$10,492,066		$10,240,712		2.45%	$251,354
Loan fees	775,102		392,779		97.34%	$382,323
Interest income on securities	3,001,308		2,329,796		28.82%	$671,512

Total interest income	14,268,476		12,963,287		10.07%	$1,305,189
Total interest expense	3,112,302		2,675,608		16.32%	$436,694

Net interest income	11,156,174		10,287,679		8.44%	$868,495
Provision for loan losses	1,971,000		210,000		838.57%	$1,761,000
Net interest income after provision for loan losses	9,185,174		10,077,679		-8.86%	$(892,505)
Service charges on deposit accounts	1,329,859		1,406,781		-5.47%	$(76,922)
Net realized gains on sale of available-for-sale securities	1,250,363		—		N/A	$1,250,363
Net realized gains on sale of loans	46,370		13,090		254.24%	$33,280
Other noninterest income	573,321		472,128		21.43%	$101,193
Total noninterest income	3,199,913		1,891,999		69.13%	$1,307,914
Total noninterest expense	8,988,850		8,334,204		7.85%	$654,646

Earnings before income taxes	3,396,237		3,635,474		-6.58%	$(239,237)

Income tax expense	142,175		375,041		-62.09%	$(232,866)

Net income	$3,254,062		$3,260,433		-0.20%	$(6,371)

Per share
Earnings per common share - Basic	$0.57		$0.57		0.00%
Earnings per common share - Diluted	0.57		0.57		0.00%
Cash dividends paid	0.2850		0.2675		6.54%
Annualized yield based on quarter end close	4.95%		4.65%		0.30%

Shares Outstanding
Average - Basic	5,464,899		5,517,852		—
Average - Diluted	5,464,899		5,517,852		—
Common stock, shares issued	5,966,351		5,939,351		—
Shares held as Treasury	79,593		42,410		—

At quarter end
Total assets	$701,327,751		$648,627,000		8.12%	$52,700,751
Total assets (average)	695,557,000		629,540,000		10.49%	$66,017,000
Other real estate and repossessions (“OREO”)	719,000		30,000		2296.67%	$689,000
Gross loans	445,900,352		425,432,621		4.81%	$20,467,731
Allowance for loan losses	4,014,502		2,141,790		87.44%	$1,872,712
Net loans	441,885,850		423,290,831		4.39%	$18,595,019
Non-accrual loans	1,579,116		2,814,220		-43.89%	$(1,235,104)
Loans past due 30+ days (excludes non accrual loans)	375,457		530,648		-29.25%	$(155,191)
Net loans charged-off	162,427		56,179		189.12%	$106,248
Net overdrafts charged-off	25,187		54,919		-54.14%	$(29,732)
Net charge-offs	187,614		111,098		68.87%	$76,516
Average loans	447,023,000		415,829,000		7.50%	$31,194,000
Cash and due from Federal Reserve Bank	21,647,194		20,107,980		7.65%	$1,539,214
Average cash and due from Federal Reserve Bank	8,257,000		5,272,000		56.62%	$2,985,000
Securities and other restricted stock	195,951,994		165,617,415		18.32%	$30,334,579
Average securities and other restricted stock	188,128,000		131,739,000		42.80%	$56,389,000
Total deposits	592,020,465		546,246,079		8.38%	$45,774,386
Non interest bearing demand	127,582,412		113,354,585		12.55%	$14,227,827
Interest bearing demand	255,090,198		205,850,931		23.92%	$49,239,267
Savings	116,559,001		110,884,640		5.12%	$5,674,361
Time < $100,000	80,887,226		99,092,547		-18.37%	$(18,205,321)
Time > $100,000	11,901,628		17,063,376		-30.25%	$(5,161,748)
Average total deposits	567,931,000		543,553,000		4.48%	$24,378,000
Advances from the Federal Home Loan Bank	—		1,633		N/A	$(1,633)
Overnight advances	—		—		N/A	$—
Term advances	—		1,633		N/A	$(1,633)
Subordinated debt (net of unamortized issuance costs)	19,449,651		19,396,372		N/A	$53,279
Securities sold under agreements to repurchase	9,494,389		7,674,291		23.72%	$1,820,098
Stockholders’ equity	65,984,734		57,005,357		15.75%	$8,979,377
Stockholders’ equity (average)	65,326,000		57,028,000		14.55%	$8,298,000
Stock data
Market value - last close (end of period)	$11.52		$11.50		0.17%
Dividend payout ratio	50.00%		46.93%		3.07%
Price earnings ratio	9.93	x	10.09	x	-0.16%
Book value (end of period)	$11.42		$9.73		17.37%
Market price to book value	100.88%		118.19%		-14.65%
Key performance ratios
Return on average assets (ROA)	0.94%		1.04%		-0.10%
Return on average equity (ROE)	9.96%		11.43%		-1.47%
Net interest margin (federal tax equivalent))	3.52%		3.73%		-0.21%
Interest expense to average assets	0.89%		0.85%		0.04%
Total allowance for loan losses to nonaccrual loans	254.22%		76.11%		178.11%
Total allowance for loan losses to total loans	0.90%		0.50%		0.40%
Nonaccrual loans to total loans	0.35%		0.66%		-0.31%
Nonaccrual loans and OREO to total assets	0.33%		0.44%		-0.11%
Net charge-offs (recoveries) to average loans	0.08%		0.05%		0.03%
Equity to assets at period end	9.41%		8.79%		0.62%